Exhibit 99.1

Stericycle Announces Agreement to Sell

Environmental Solutions Business to Harsco

Transaction Furthers Progress on Portfolio Rationalization Efforts

BANNOCKBURN, Ill., February 7, 2020 – Stericycle, Inc. (Nasdaq: SRCL) today announced that it has entered into a definitive agreement to sell its Domestic Environmental Solutions business, excluding the healthcare customer and unused consumer pharmaceutical take-back services, to Harsco Corporation (NYSE: HSC) for $462.5 million in cash, subject to customary adjustments set forth in the agreement.

The transaction includes Stericycle’s Domestic Environmental Solutions business including Manufacturing and Industrial Services and the retail portion of Hazardous Waste Services, which together employ approximately 2,000 team members across 61 facilities.  Stericycle will continue to offer solutions for unused consumer pharmaceutical take-back services and provide hazardous waste services to healthcare customers.  Harsco will provide transportation and disposal services to healthcare customers under a long-term service agreement to be entered into at the closing of the transaction.

"The sale of the Domestic Environmental Solutions business demonstrates important progress in our transformation as we improve margin percentages, reduce debt, enhance our balance sheet flexibility, and drive long-term shareholder value,” said Cindy J. Miller, Chief Executive Officer of Stericycle. “As a focused provider of environmental solutions in the U.S., Harsco is well-positioned to drive this business forward, and we are confident this transaction is in the best interest of Stericycle and our shareholders, our customers and team members. We thank our team members and customers for their continued support, and we look forward to working closely with Harsco to ensure a smooth transition.”

The transaction, which is subject to customary closing conditions and regulatory approvals and is expected to close in the first quarter of 2020, will not impact the operations of Stericycle’s regulated medical waste and secure information destruction businesses.  Stericycle intends to use net proceeds from the divestiture to pay down outstanding debt.

Stericycle today also announced that it completed the sale of its operations in Chile in December to an affiliate of Veolia for approximately $30.7 million.  This transaction is subject to customary post-closing covenants and indemnity obligations.  The divestiture of the company’s Chilean operations marks the fifth divestiture executed by Stericycle during 2019.  Over the course of the year, Stericycle also sold a texting business based in the UK, a telephone answering services business in North America, a pharmaceutical returns business, and substantially all its operations in Mexico.  The five transactions combined generated approximately $83.7 million in gross proceeds during 2019.

Miller continued, “Beyond our portfolio rationalization efforts, our team is focused on driving revenue quality and improving operational efficiencies across our business as well as the implementation of our global ERP system.  As we continue to make progress on these initiatives, we remain committed to deepening our value proposition for clients with differentiated services and enhancing value for Stericycle shareholders.”

Stifel acted as the financial advisor to Stericycle with respect to the transaction to sell the Domestic Environmental Solutions business and Latham & Watkins LLP acted as legal advisor.  Bank of America Securities also provides financial advice to Stericycle.

Stericycle is holding its fourth quarter earnings conference call on Thursday, February 27, 2020, at 8:00 a.m. central time, which will include discussion of this transaction.  Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Elite Entry number 7992292. Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  To listen to the webcast via the Internet or access an audio replay of the call, visit http://investors.stericycle.com.

Forward Looking Statements

This document may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Actual results could differ significantly from the results described here. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our enterprise resource planning or execute on business transformation initiatives and achieve the anticipated benefits and cost savings, charges related to portfolio rationalization or the failure  to achieve the desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in private placement notes and credit agreements, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation including litigation with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, changes in the demand and price for recycled paper, failure to maintain an effective system of internal control over financial reporting, delays in implementing remediation efforts with respect to existing material weakness, identification of additional material weaknesses, failure of current remediation efforts to address existing material weaknesses, disruptions in or attacks on information technology systems, the risk that the transaction described herein may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of the such transaction, including the receipt of certain governmental and regulatory approvals, the effect of the announcement or pendency of such transaction on the Company’s business relationships, operating results and business generally, risks related to diverting management’s attention from the Company’s ongoing business operations, as well as other factors described in filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S.-based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment.  Stericycle serves more than one million customers in all 50 U.S. states and 18 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

ABOUT HARSCO

Harsco Corporation is a global provider of environmental solutions for industrial waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

Contact:

Stericycle Investor Relations

847-607-2012